EXHIBIT 5.1

[Letterhead of Conyers Dill & Pearman appears here]

13 November, 2003

Peak International Limited

44091 Nobel Drive

P.O. Box 1767

Fremont, California 94538

Dear Sirs,

Peak International Limited (“Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with the registration with the United States Securities and Exchange Commission (the “SEC”) on Form S-8 (the “Registration Statement”) of an additional 550,000 shares (the “Shares”) issuable pursuant to Peak International Limited 1998 Share Option Plan (the “1998 Plan”) adopted by the Company at its annual general meeting held on 27 July, 1998 (the “1998 AGM”).

For the purposes of giving this opinion, we have examined and relied upon the following documents:

(i)	the Certificate of Incorporation of the Company;

(ii)	the Memorandum of Association and Bye-laws of the Company;

(iii)	the Minutes of the meetings of the Board of Directors of the Company held on 28 July, 1998 and 19 May, 2003, respectively, and written resolutions of the Directors of the Company passed on 10 June, 2002 (collectively, the “Board Minutes”);

(iv)	the Minutes of the 1998 AGM and the Minutes of the Company’s annual general meetings held on 5 September, 2002 and 12 September, 2003, respectively (collectively, the “AGM Minutes”);

(v)	a copy of the draft Registration Statement; and

(vi)	a copy of the 1998 Plan.

Peak International Limited

13 November, 2003

The documents referred to in (i) to (vi) inclusive are collectively referred to as the “Documents”.

We have also reviewed such other documents and made such enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinion set forth below.

We have assumed:

(a)	the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

(b)	that the resolutions contained in the Board Minutes and AGM Minutes remain in full force and effect and have not been rescinded or amended;

(c)	the accuracy and completeness of all factual representations and warranties made in the Documents and other documents reviewed by us;

(d)	that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;

(e)	that no party is aware of any improper purpose for the issue of the Shares;

(f)	the validity and binding effect of the 1998 Plan under the laws of Hong Kong;

(g)	the validity under the laws of the United States of America of the Registration Statement and that the Registration Statement has been or will be duly filed with the SEC;

(h)	that the Shares will be issued to persons regarded as non-resident in Bermuda for exchange control purposes;

(i)	that the Shares are listed or traded on NASDAQ; and

(j)	that due payment has been or will be made for the Shares and the Shares will not be issued at less than their par value.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your

Peak International Limited

13 November, 2003

benefit with respect to the matters referred to herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter nor is it to be quoted or referred to in any document registered or filed with any governmental authority or public body without our prior express consent in writing, save that this opinion may be filed as an exhibit to the Registration Statement.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company has been duly incorporated and is validly existing under the laws of Bermuda.

2.	When the Shares are issued pursuant to the exercise of options and upon receipt by the Company of full payment of the exercise price for the Shares under the 1998 Plan, the Shares will be validly issued, fully paid and non-assessable (meaning no further sums will be payable to the Company with respect to the Shares).

Yours faithfully,

/s/  CONYERS DILL & PEARMAN

CONYERS DILL & PEARMAN